CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 20, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of Liberty All-Star Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 29, 2007